Exhibit 1.
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                                                   FOR IMMEDIATE RELEASE
                                                   Contact: Fell Herdeg
                                                   Telephone: 203-846-2274 x 110
                                                   Facsimile: 203-846-1776
                                                   Fell.Herdeg@soundprints.com


TRUDY ANNOUNCES RESTRUCTURE OF THE OWNERSHIP OF STUDIO MOUSE, LLC.

Norwalk, Connecticut, August 23, 2002 - Trudy Corporation (OTCBB:TRDY) announced today the restructuring of the ownership of its publishing operation, Studio Mouse, LLC. Trudy and Chart Studio Publishing (Pty.) LTD, Gauteng, South Africa, previously announced their plan for ownership of the venture to be structured 45% by Trudy, 45% by Chart Studio and the remaining 10% by employees of Chart Studio and Trudy. However, the Reserve Bank of South Africa has disapproved Chart Studio's second application for equity participation in Studio Mouse. Accordingly, Trudy and Chart Studio have entered into a Memorandum of Understanding providing for changes in their business relationship as follows:

     o Studio Mouse has become a subsidiary of Trudy, 95% owned by Trudy and 5% owned by Ashley C. Andersen, President of Studio Mouse and Publisher of Trudy.

     o Chart Studio's contingent equity will be converted into a long term loan from Chart Studio to Studio Mouse in the amount of approximately $420,000.

     o Over the next 24 months, Chart Studio may reapply to the Reserve Bank of South Africa for approval of 50% equity ownership in Studio Mouse. Upon such approval and satisfaction of certain other conditions, Chart Studio may exercise the option to purchase a 50% equity ownership of Studio Mouse, in which case the long term loan will be forgiven. Should such approval not be forthcoming, or Chart Studio not exercise its option the long term loan, plus any equity appreciation, must be repaid over the 36 months following such 24 month period.

     o In order to preserve its potential opportunity for equity participation in Studio Mouse, Chart Studio shall provide editorial and art content, graphic design services and worldwide marketing/sales support at cost to Studio Mouse.

Studio Mouse, LLC was established to capitalize on Trudy's license with the Smithsonian Institution, Washington, DC, and its associated wealth of content jointly owned by the Smithsonian and Trudy's publishing division, Soundprints, and the library of educational content owned by Chart Studio. Studio Mouse repurposes appropriate content from these sources and creates new content for use in new and inventive "edutainment" product formats which are selling into the retail market through such resellers as WalMart, Costco, Borders, Barnes & Noble, and Books-a-Million. In the revised ownership structure, Studio Mouse has been able to preserve its valuable relationship with Chart Studio Publishing through licensing and service contracting arrangements.

Ms. Andersen remarked "I am incredibly pleased with the success of Studio Mouse over the course of the last year and am excited by our continual growth. With new products to add to our growing stable of proven winners, we look forward to dramatically increasing both our domestic and international revenues in the year ahead. Our revised relationship with Chart Studio and Trudy will continue to support our growth."
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In order to include information about the restructuring of the Studio Mouse ownership, Trudy has delayed the filing with the SEC of its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002. The Form 10-QSB will be filed as soon as possible. In light of the restructured ownership, Trudy will be required to include 95% (in lieu of 45%) of the operating results of Studio Mouse in its financial statements going forward.

Trudy Corporation was founded in 1947 as a privately owned designer of stuffed toys and became a public company in 1987. Trudy currently owns the exclusive license with the Smithsonian Institution for children's storybooks, read-a-long audio books and companion realistic toy products. It has active distribution into the toy and book trade, the warehouse clubs, mass market retailers as well as schools and libraries. Also, in its distribution portfolio is a mail order catalog and an e-commerce business to the education community and at-home consumers.

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These forward-looking statements speak only to the date hereof; Trudy Corporation disclaims any intent or obligation to update these forward-looking statements.